EXHIBIT A: Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2007.

Hongmei Yue	/s/ Hongmei Yue

Hongmei Yue

Bright Garnet Limited	By:	/s/ Hongmei Yue

Name: Hongmei Yue
Title: Director

Liu’s Offshore Trust	For and on behalf of
HSBC International Trustee Limited, as trustee for Liu’s Offshore Trust

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

Name: Andrew T. Chan, Danny W. K. Tsui
Title: Associate Director, Associate Director

The Faith’s Trust	For and on behalf of
HSBC International Trustee Limited, as trustee for The Faith’s Trust

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

Name: Andrew T. Chan, Danny W. K. Tsui
Title: Associate Director, Associate Director

HSBC International Trustee Limited	For and on behalf of
HSBC International Trustee Limited

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

Name: Andrew T. Chan, Danny W. K. Tsui
Title: Associate Director, Associate Director

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